EXHIBIT 23.6
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated June 27, 2008, with respect to the consolidated balance sheets of Petrobras Energía Participaciones S.A. as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and cash flows for the years then ended and the effectiveness of internal control over financial reporting as of December 31, 2007, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.
Buenos Aires, Argentina
November 10, 2008
Sibille

Gabriel E. Soifer
Partner

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 12, 2008, except as to notes 21, 22, 23 and 25 as to which the date is June 27, 2008, with respect to the consolidated balance sheets of Petrobras Energía S.A. as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and cash flows for the years then ended, included herein and to the reference to our firm under the heading “Experts” in the prospectus.
Buenos Aires, Argentina
November 10, 2008
Sibille
Gabriel E. Soifer
Partner